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Exhibit 5.3

CONSENT OF DORSEY & WHITNEY LLP

        We hereby consent to the reference to our opinion contained under the heading "Certain United States Federal Income Tax Considerations" in the Prospectus forming a part of the Registration Statement on Form F-10 of Central GoldTrust and to the references to us on the front cover page of, and under the heading "Legal Matters" in, such Prospectus. In giving this consent, we do not acknowledge that we come within the category of persons whose consent is required by the U.S. Securities Act of 1933, as amended, or the rules and regulations thereunder.

/s/ DORSEY & WHITNEY LLP Seattle, Washington September 9, 2011

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  Exhibit 5.3
CONSENT OF DORSEY & WHITNEY LLP